INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant October 17, 2000     [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                                   TEXACO INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
     or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:
                          ****************************



[Chevron Texaco Merger Transaction Overview]

[Chevron logo]                                                     [Texaco logo]

                              TRANSACTION OVERVIEW
             Merger Creates A U.S.-Based, Global Enterprise That Is
                  Highly Competitive Across All Energy Sectors

================================================================================
Terms                o  More than $100 billion enterprise value
                     o  Texaco  shareholders  to  receive  .77  shares  of
                        Chevron  common  stock  for each  share of  Texaco
                        common stock they own, representing  approximately
                        $64.87 per Texaco share based on the closing price
                        of Chevron common stock on October 13, 2000
                     o  Chevron  shareholders to retain existing shares
                     o  Chevron shareholders to own  approximately  61% of
                        ChevronTexaco
                     o  Texaco   shareholders   to   own   approximately   39%
                        of  ChevronTexaco
                     o  Accretive  to  earnings  and cash flow per  share upon
                        realization of cost savings
================================================================================
Combined Company     o  Headquarters: San Francisco, California
Facts                o  Operations throughout the world
                     o  Year-end  1999  reserves  of 11.2  billion  BOE
                     o  1H 2000 combined  daily  production  of 2.7 million BOE
                     o  Assets of $77  billion
                     o  Third-largest oil and gas producer in the United States
                             o  Production  of 1.1  million BOE per day
                             o  Nation's third largest  reserve  position
                             o  4.2 billion BOE of proved reserves
================================================================================
Cost Savings         o  Significant annual cost savings of at least $1.2 billion to be achieved within 6-9 months of merger  close
                             o  Approximately  $700 million to come from more
                                efficient exploration and production
                             o  Approximately  $300 million to  come from
                                consolidation of corporate  functions  and $200
                                million from  other  operations
                             o  Combined  workforce  of about  57,000 to be
                                reduced  by  approximately 7% worldwide
                     o  Chevron and Texaco have proven track records of
                        achieving cost savings
================================================================================
Management,          o  Senior management:
Integration and              o  Dave O'Reilly - Chairman & CEO
Board                        o  Richard Matzke - Vice Chairman, Upstream
                             o  Peter  Bijur  - Vice  Chairman,  Downstream,
                                Power  and  Chemicals
                     o  Integration  team to be led by:
                             o  John Watson -  Chevron  Vice  President  and CFO
                             o  Patrick Lynch - Texaco Senior Vice President
                                and CFO
                     o  Board of  Directors to be  proportional to equity split
================================================================================
Closing Conditions   o  Shareholder approvals of Chevron and Texaco
                     o  Regulatory clearances
                     o  Pooling of accounting treatment
                     o  Chevron  and Texaco  anticipate  that the FTC will
                        require   certain   divestitures   in   the   U.S.
                        downstream  business  in order to  address  market
                        concentration  issues, and the companies intend to
                        cooperate with the FTC in this process




Private Securities Litigation Reform Act Safe Harbor Statement

Except for the historical and present factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

Additional Information

Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.


[Chevron logo]     Chevron Corporation
                   Fact Sheet

                                                        [View Texaco Fact Sheet]

Chevron Corporation (NYSE: CHV), one of the world's largest integrated petroleum companies, is involved in every aspect of the oil and gas industry, from exploration and production to transportation, refining and retail marketing, as well as chemicals manufacturing and sales. Active in more than 90 countries, Chevron employs about 31,000 people worldwide.


Primary  Financial  Goals:
* No. 1 in total shareholder return for the 2000-2004 period versus industry peers
* 15 percent earnings  per-share growth over the next three years
* 12 percent  minimum return on capital  employed
* 4-4.5 percent annual worldwide net production growth in barrels of oil equivalent
* Operating expense of $4.85  per  barrel or lower by 2001

Exploration  and  Production  (upstream)
Chevron is one of the leaders in worldwide liquids production. The company's strategy of focusing on international upstream activities has resulted in international liquids production increasing for 10 consecutive years. The company has extensive oil and natural gas production outside North America in such diverse environments as Kazakhstan, Angola, Nigeria, the North Sea, Australia, Indonesia, Venezuela, Republic of Congo, Thailand, China and Papua New Guinea. In North America, major producing areas include the Gulf of Mexico, California, Texas and off the east coast of Canada.

Refining/Marketing/Transportation  (downstream)
Chevron is one of the largest U.S. marketers of gasoline, diesel fuel, jet fuel, aviation fuel and other petroleum products. Chevron's gasoline sales are focused in the western, southwestern and southern United States through about 8,000 retail outlets. Major refineries are located at El Segundo and Richmond, Calif.; Pascagoula, Miss.; Salt Lake City, Utah; El Paso, Texas; and Honolulu, Hi. Chevron is also the leading marketer in British Columbia, Canada.

Caltex Corporation, a 50 percent joint venture with Texaco, is Chevron's refining and marketing arm in the Asia-Pacific region, the Middle East and southern and eastern Africa. The Caltex network includes refining, marketing, supply, trading, distribution, shipping and storage of crude oil and petroleum products.

Chemicals
Chevron Phillips Chemical Co. is a world-scale competitor in the petrochemicals industry. It manufactures and markets a variety of industrial chemicals in more than 80 countries worldwide. Major products include styrene, polystyrene and olefins, as well as additives for fuels and lubricants.

Financial  Highlights (year ended  December 31)
(In millions of dollars  except per share amount)        1999         1998

Operating  Revenue*                                   $35,448      $29,943
Net Income                                             $2,070       $1,339
Total Assets                                          $40,668      $36,540
Earnings per Share
Basic                                                   $3.16        $2.05
Diluted                                                 $3.14        $2.04
Average diluted common shares (millions)              656,345      653,026

* Includes sales to other Chevron Companies


Operating Statistics
(Per Day)                                                1999         1998
Net Liquids Production (Thousands of Barrels)           1,127        1,107
Net Natural Gas Production (Millions of Cubic Feet)     2,513        2,393
Sales of Natural Gas (Millions Cubic Feet)              4,936        4,807
Refinery Input (Thousands of Barrels)                   1,423        1,343


Headquarters
575 Market Street
San Francisco, CA 94105
www.Chevron.com


[ Return to top ]




[Texaco Logo]   Texaco Incorporated
                Fact Sheet

Texaco Inc. (NYSE: TX) is a fully integrated energy company engaged in exploring and producing oil and natural gas; manufacturing and marketing high-quality fuels and lubricant products; operating trading, transportation and distribution facilities; and producing power. Directly and through affiliates, Texaco operates in more than 150 countries.

Exploration and Production
Texaco is transforming its global portfolio of oil and natural gas assets with new legacy projects. Our focused exploration program is concentrated in deepwater Gulf of Mexico, Brazil and West Africa with major development projects in Nigeria, Kazakhstan, Venezuela and the Philippines. Core production areas include the United States, the UK North Sea, the Middle East and the Pacific Rim. Texaco's high impact strategy concentrates on finding and commercializing projects characterized by large-scale reserves, 25-40 year production lives and high margins. For instance, Texaco's billion barrel discovery offshore Nigeria, called Agbami, will produce about 180,000 barrels of oil equivalent a day. Texaco is replacing existing non-strategic assets with new impact projects measured on key return metrics to lay the foundation for "smart" growth and deliver superior value to its shareholders.

Refining, Marketing and Distribution
Directly and through its affiliates, Texaco's global operations provide crude oil products in 110 countries. In Latin America and the Caribbean, Texaco is the leading marketer of lubricants and fuels, and we have a strong marketing and refining presence in Northwest Europe. Caltex Corporation, our joint venture with Chevron, has a major presence in Asia-Pacific, the Middle East and Africa.

A few years ago Texaco formed two major joint ventures to increase efficiency and gain superior market share. Equilon combines the elements of Texaco's and Shell's Western and Midwestern U.S. refining and marketing businesses and their nationwide trans-portation and lubricants business. Motiva combines the refining and marketing businesses of Texaco, Shell and Saudi Aramco in the East and Gulf Coast. These alliances are streamlining their operations, continuing to capitalize on value-enhancing synergies and building superior market share in their focus areas.

Global Gas and Power
Texaco is identifying new opportunities to leverage strengths in natural gas, power generation and gasification technology. Texaco is one of the largest natural gas producer- marketers in the United States, operating more than 1,500 miles of pipeline, 50 interconnects and eight billion cubic feet of storage. Texaco currently has equity interests in 47 power projects operating or under development around the world, with a total generating capacity in excess of 5,400 megawatts. Additionally, Texaco is the recognized leader in gasification technology, an environmentally superior process that can convert low-value materials - like refinery residue - into a clean synthesis gas.

Advanced Energy Technology
Texaco is actively engaged in the development and commercialization of environmentally smart advanced technologies such as fuel cells, photovoltaics, advanced batteries and hydrogen storage. Market forces and rising environmental standards are driving the development of the next generation of energy products and is positioning itself to be a leader in this technological future.


Financial Highlights (year ended December 31)
(In millions of dollars except per share amount)         1999          1998
Operating Income                                       $1,214          $894
Operating Expanses                                     $2,319        $2,508
Net Income                                             $1,177          $578
Total Assets                                          $28,972       $28,570
Earnings per Share
Basic                                                   $2.14         $0.99
Diluted                                                 $2.14         $0.99
Average Common Shares Diluted (millions)              537,860       528,965


Operating Statistics
(Per Day, Worldwide)                                     1999         1998
Net Liquids Production (Thousands of Barrels)             885       930
Net Natural Gas Production (Millions of Cubic Feet)     1,999     2,227
Sales of Natural Gas (Millions Cubic Feet)              3,940     4,537
Refinery Input (Thousands of Barrels)                   1,491     1,530

Financial Goals
* Grow earnings 10-13% annually
* Deliver 11-13% return on capital employed over next four years
* Generate top-quartile cash from operations
* Maintain strong "A" credit rating


Headquarters
2000 Westchester Avenue
White Plains, NY 10650
www.Texaco.com
Contact Information                   Media Relations
Investor Services                     Phone: 914.253.4177
Phone: 800.283.9785                   E-mail:
E-mail: invest@Texaco.com             presscenter@Texaco.com

[Return to top]    [View Chevron Fact Sheet]